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                                                          Exhibit 10(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated April 17, 2000, relating to the financial statement and financial highlights of Morgan Stanley Dean Witter S&P 500 Select Fund referred to in such report, which appears in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
April 25, 2001